Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT, dated December 21, 2020 (this “Agreement”), is made and entered into by and among Janus Midco, LLC, a Delaware limited liability company (the “Company”), and the parties listed as signatories to this Agreement (each a “Stockholder” and collectively the “Stockholders”). The Company and the Stockholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, the Stockholders are stockholders (or may become stockholders) of Juniper Industrial Holdings, Inc., a Delaware corporation (“JIH”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement (i) Janus Parent, Inc., a Delaware corporation (“Parent”), (ii) JIH, (iii) JIH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“JIH Merger Sub”), (iv) Jade Blocker Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 1”), (v) Jade Blocker Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 2”), (vi) Jade Blocker Merger Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 3”), (vii) Jade Blocker Merger Sub 4, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 4”), (viii) Jade Blocker Merger Sub 5, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 5”, and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3 and Blocker Merger Sub 4, the “Blocker Merger Subs” together with JIH, JIH Merger Sub, and Parent, the “Parent Parties”), (ix) Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 1”), (x) Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 2”), (xi) Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 3”), (xii) Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 4”), (xiii) Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 5”), and together with Blocker 1, Blocker 2, Blocker 3 and Blocker 4, the “Blockers”), (xiv) the Company, (xv) Jupiter Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), (xvi) Jupiter Intermediate Holdco, LLC, a Delaware limited liability company (“Holdco”), (xvii) J.B.I., LLC, a Georgia limited liability company (“JBI”), and (xviii) Cascade GP, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners (as defined below) and the Company Equityholders (as defined below) (the “Equityholder Representative”). Each of the Parent, JIH, JIH Merger Sub, the Blocker Merger Subs, the Blockers, the Company, Management Holdings, Holdco, JBI and the Equityholder Representative is also referred to herein as a “Party” and, collectively, as the “Parties”; and

WHEREAS, as a condition to its willingness to enter into the Business Combination Agreement, the Company has required that each Stockholder executes and delivers this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each of the undersigned hereby agree as follows:

1. Definitions. As used herein the term (a) “Beneficially Own” (including its correlative meanings, “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time, (b) “Voting Shares” means any securities of JIH entitled to vote in the election of directors of JIH Beneficially Owned by Stockholder, and (c) “Stockholder Material Adverse Effect” means any occurrence, condition, change, development, event, or effect that, individually or in the aggregate, prevents or materially impairs the ability of Stockholder to consummate the transactions contemplated by this Agreement. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Business Combination Agreement.

2. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to the Company, with respect to Stockholder and Stockholder’s Beneficial Ownership of its JIH Interests (as defined below), as follows:

(a) Authorization. Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Stockholder, and when duly authorized, executed and delivered by Stockholder, constitutes the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(b) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or result in any breach of Stockholder’s Organizational Documents (as applicable), (ii) result in any breach of, or constitute a default under (or constitute an event which with the giving of notice or lapse of time, or both, would become a default), or give to any third party (other than a Governmental Authority) any right of termination, consent, acceleration or cancellation of, or result in the creation of any Lien on any of the Assets of Stockholder pursuant to, any Contract to which Stockholder is a party or by which such Assets are bound, except as would not reasonably be expected to as would not reasonably be expected to result in a Stockholder Material Adverse Effect, or (iii) violate or result in a breach of any Law applicable to Stockholder, except as would not reasonably be expected to result in a Stockholder Material Adverse Effect. No consent or approval of any Governmental Entity is required to be made or obtained by Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (a) as would not reasonably be expected to result in a Stockholder Material Adverse Effect and (b) as required for compliance with any applicable requirements of any applicable securities laws, whether federal, state or foreign.

(c) Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Stockholder, threatened, against Stockholder before or by any Governmental Entity, which seeks an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement. For purposes of this Section 2(c), “knowledge of such Stockholder” means the knowledge of the directors and officers of Stockholder if such Stockholder is not an individual.

(d) Ownership of Shares. Exhibit A sets forth all Voting Shares and options, warrants or other rights to acquire any additional securities of JIH Beneficially Owned by each Stockholder as of the date of this Agreement (collectively, the “JIH Interests”). (i) Stockholder Beneficially Owns its JIH Interests free and clear of all encumbrances and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the JIH Interests, except for such encumbrances, rights, agreements, arrangements or commitments set forth in the Amended and Restated Limited Liability Company Agreement of Stockholder and those certain Letter Agreements, dated November 7, 2019, by and among JIH, members of JIH’s board of directors and/or management team signatories thereto, and Stockholder. As of the date of this Agreement, Stockholder does not Beneficially Own any JIH Interests other than the JIH Interests set forth on Exhibit A.

3. Agreement to Vote Shares; Irrevocable Proxy.

(a) During the term of this Agreement, Stockholder agrees to vote the Voting Shares (other than any securities underlying warrants of JIH that have not been exercised as of such date) and to execute a written consent or consents with respect to such Voting Shares if stockholders of JIH are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Required JIH Shareholder Voting Matters and (ii) against (A) any proposal or offer from any Person (other than JIH or any of its Affiliates) that is not a Required JIH Shareholder Voting Matter concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving JIH, (2) the issuance or acquisition of shares of capital stock or other equity securities of JIH, or (3) the sale, lease, exchange or other disposition of any significant portion of JIH’s properties or assets and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially impair the ability of JIH to consummate the Transactions or the fulfillment of JIH’s conditions to the consummation of the Transactions under the Business Combination Agreement.

(b) Each Stockholder hereby appoints Roger Fradin and any designee of Brian Cook, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares solely in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Voting Shares. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4. No Voting Trusts or Other Arrangement. Except as set forth herein, Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, following the date of this Agreement, deposit any JIH Interests in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Stockholder hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Transfer and Encumbrance. Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its JIH Interests or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Stockholder’s voting or economic interest therein, in each case. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void.

6. Appraisal and Dissenters’ Rights; Actions. Stockholder (i) hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Stockholder may have pursuant to the DGCL or otherwise by virtue of ownership of the Voting Shares, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against JIH, Parent, any party to the Business Combination Agreement, or any of their respective successors alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Business Combination Agreement or any Ancillary Agreement.

7. Redemption, Conversion Rights and Registration Rights. Stockholder agrees not to (a) exercise any right to redeem or convert (other than the conversion of the shares of Class B common stock into shares of Class A common stock of JIH as contemplated by the Business Combination Agreement) any JIH Interests as of the date hereof or acquired and held in such capacity subsequent to the date hereof, or (b) exercise any registration rights or other rights with respect to any JIH Interests as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. No Solicitation of Transactions. During the term of this Agreement, Stockholder shall not, and shall cause its Affiliates, officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents not to, take any action, directly or indirectly, to initiate, solicit, facilitate or encourage, participate in any discussions or negotiations with, enter into any Contract (including any letter of intent or confidentiality agreement), or furnish to any other Person any information with respect to, any proposal from any Person relating to a Business Combination involving JIH.

9. Termination. This Agreement shall terminate upon the earliest to occur of (a) the closing of the transactions contemplated by the Business Combination Agreement and (b) the date on which the Business Combination Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by facsimile or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Stockholder, to the address included on such Stockholder’s signature page hereto with a copy (which shall not constitute notice) to:

KIRKLAND & ELLIS LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

E-mail:         luke.guerra@kirkland.com

           aisha.lavinier@kirkland.com

If to Janus Midco, LLC to:

c/o Janus Midco, LLC

233 Wilshire Blvd, Suite 800

Santa Monica, CA 90401

Attention:     José E. Feliciano, Colin Leonard, and Fred Ebrahemi

Email:          febrahemi@clearlake.com

with a copy (which shall not constitute notice) to:

KIRKLAND & ELLIS LLP

609 Main Street

Houston, TX 77002

E-mail:         doug.bacon@kirkland.com

           julian.seiguer@kirkland.com

11. Miscellaneous.

(a) Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses

(b) Upon any determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule of Law or public policy, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

(c) This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law.

(d) The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

(e) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought and determined by Court of Chancery of the State of Delaware and the federal courts of the United States of America in the State of Delaware and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(f) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM RELATED THERETO.

(g) This Agreement supersedes all prior discussions and agreements between the Parties and/or their Affiliates with respect to the subject matter hereof and contains the sole and entire agreement between the Parties and their Affiliates with respect to the subject matter hereof; provided that during the term of this Agreement, the transfer restrictions expressly set forth in Section 5 hereof shall be considered additive to any transfer restrictions in any other agreement between the Parties and their Affiliates containing restrictions on the transfer of any JIH Interests. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral that are not reflected in this Agreement.

(h) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (without regard to any conflict of laws principles thereof).

(i) Each Party acknowledges that the other would be damaged irreparably if the obligations of the other Party under this Agreement are not performed in accordance with their specific terms or otherwise breached. Accordingly, the Parties agree that, prior to any termination of this Agreement in accordance with its terms, the Contributors and Buyer are entitled to enforce specifically the express obligations of the other Parties under this Agreement, on the terms and subject to the conditions herein.

(j) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or .pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

(k) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by the Contributors and Buyer.

(l) The undersigned agree that there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.

(m) Stockholder is entering into this Agreement in its capacity as a stockholder of JIH and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Person, in his or her capacity as a director and/or officer of JIH to act or fail to act in accordance with his, her or its fiduciary duties in such director and/or officer capacity. Furthermore, no Person makes any agreement or understanding herein in his, her or its capacity as a director and/or officer of JIH. The Parties acknowledge that nothing in this Agreement shall restrict JIH and JIH’s board of directors from taking any action permitted by and in accordance with the Business Combination Agreement.

[Signatures follow on next page.]

The Parties have executed this Voting Agreement as of the date first above written.

JANUS MIDCO, LLC

By:	/s/ Ray Pierce Jackson, Jr.
	Name:	Ray Pierce Jackson, Jr.
	Title:	Chief Executive Officer and Secretary

[Signature Page to Voting Agreement]

JUNIPER INDUSTRIAL SPONSOR, LLC

By:	/s/ Roger Fradin
	Name:	Roger Fradin
	Title:	Managing Member

Juniper Industrial Sponsor, LLC

14 Fairmount Avenue

Chatham, New Jersey 07928

Attention: Roger Fradin

Telephone: (973) 507-0359

E-mail: roger.fradin@fradin.com

[Signature Page to Voting Agreement]

By:	/s/ Brian Cook
	Name:	Brian Cook

14 Fairmount Avenue

Chatham, New Jersey 07928

Attention: Brian Cook

Telephone: (973) 507-0359

E-mail: bcook@juniperindustrial.com

By:	/s/ Roger Fradin
	Name:	Roger Fradin

14 Fairmount Avenue

Chatham, New Jersey 07928

Attention: Roger Fradin

Telephone: (973) 507-0359

E-mail: roger.fradin@fradin.com

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Beneficial Ownership of JIH Interests

As of the date of this Agreement, Juniper Industrial Sponsor, LLC holds:

•	8,520,000 shares of Class B common stock; and

•	10,150,000 warrants, each of which is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share.

A-1